Exhibit 99.2

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Kansas City Power & Light Company (the "Company") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Bernard J. Beaudoin, as Chairman of the Board and Chief Executive Officer of the Company, and Andrea F. Bielsker, as Senior Vice President - Finance, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

       (1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Bernard J. Beaudoin
Name:       Bernard J. Beaudoin
Title:          Chairman of the Board, and
                 Chief Executive Officer
Date:         May 9, 2003

/s/Andrea F. Bielsker
Name:       Andrea F. Bielsker
Title:          Senior Vice President - Finance,
                 Chief Financial Officer and Treasurer
Date:         May 9, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Kansas City Power & Light Company and will be retained by Kansas City Power & Light Company and furnished to the Securities and Exchange Commission or its staff upon request.